UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2005

ISCO INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 CAMBRIDGE DRIVE, ELK GROVE VILLAGE, ILLINOIS, 60007

(Address of Principal Executive Offices)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure

On August 2, 2005, ISCO International, Inc. (the “Company”) has completed its previously announced private placement of securities pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder.

Item 8.01. Other Events.

On August 3, 2005, the Company issued a demand notice to each of Elliott Associates, L.P., Elliott International, L.P. and Grace Brothers Ltd. (collectively, the “Purchasers”) to remit proceeds from the sale of the Company’s common stock within six months of the purchase by each of them of shares of the Company’s common stock pursuant to the previously disclosed execution of the Securities Purchase Agreement dated July 25, 2005 (the “Securities Purchase Agreement”). The Company believes that the Purchasers are subject to liability for short-swing profits under Section 16(b) of the Securities Exchange Act, as amended, for the sales of the Company’s common stock at prices in excess of the purchase price of $.22 per share under the Securities Purchase Agreement during the previous six months. These profits are expected to be in excess of $500,000. A copy of the demand letters are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(c)	Exhibit No.	Description
	99.1	Demand Letter to Elliott Associates, L.P. and Elliott International, L.P. dated August 3, 2005.

	99.2	Demand Letter to Grace Brothers Ltd. dated August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: August 3, 2005	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1*	Demand Letter to Elliott Associates, L.P. and Elliott International, L.P. dated August 3, 2005.

99.2*	Demand Letter to Grace Brothers Ltd. dated August 3, 2005.

*	Filed herewith